Exhibit 4.10

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement dated as of December 11, 2007 (this “Agreement”) by and between Dover Saddlery, Inc., a Delaware corporation (the “Company”) and the investors named in Exhibit A attached hereto (each, an “Investor,” and, collectively, the “Investors”).

In view of the mutual covenants contained herein and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Company and the Investors hereby agree as follows:

1. Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

“Authorized Transferee” shall mean a transferee of Restricted Stock if (i) there is transferred to such transferee Restricted Stock having an original purchase price of not less than $100,000 or all of the transferring holder’s shares, if less, or (ii) such transferee is a Related Party (as defined below).

“Commission” shall mean the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

“Common Stock” shall mean the Common Stock, $.0001 par value, of the Company, as constituted as of the date of this Agreement.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“Registration Expenses” shall mean the expenses so described in Section 6.

“Related Party” shall mean a stockholder, officer or director of the Company or any “affiliate” or “associate” of such persons (as such terms are defined in the rules and regulations promulgated under the Securities Act).

“Restricted Stock” shall mean equity securities of the Company held by, or issuable to, the Investors by exercising Warrants at any time during the term of this Agreement, but excluding in each case shares of Common Stock which have been (i) registered under the Securities Act pursuant to an effective registration statement filed thereunder and disposed of in accordance with the registration statement covering them or (ii) transferred pursuant to Rule 144 under the Securities Act. Notwithstanding the foregoing, the Company shall not be obligated under this Agreement to register securities of any class other than Common Stock and all shares of Restricted Stock other than Common Stock for which registration is requested under Section 4 hereof shall be converted into Common Stock in accordance with their respective terms prior to the effectiveness of the registration statement covering such shares of Restricted Stock.

“Securities Act” shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“Selling Expenses” shall mean the expenses so described in Section 7.

“Warrant” shall mean individually and collectively, Common Stock Purchase Warrant No. [WC-X] dated the date hereof and issued to Lender, Common Stock Purchase Warrant No. [WC-X] dated the date hereof and issued to Cephas Capital Partners, L.P., and Common Stock Purchase Warrant [WC-X] dated the date hereof and issued to SEED Ventures, LP.

2. Restrictive Legend. Each certificate representing Restricted Stock shall be stamped or otherwise imprinted with a legend substantially in the following form:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT COVERING SUCH SHARES UNDER THAT ACT AND ANY APPLICABLE STATE SECURITIES LAWS, UNLESS, IN THE OPINION OF COUNSEL SATISFACTORY TO THE COMPANY, AN EXEMPTION FROM REGISTRATION THEREUNDER IS AVAILABLE.

3. Intentionally omitted.

4. Incidental Registration. If the Company at any time proposes to register any of its securities under the Securities Act for sale to the public, whether for its own account or for the account of other security holders or both (except with respect to registration statements on Forms S-4, S-8 or another form not available for registering the Restricted Stock for resale to the public), each such time it will give written notice to all holders of outstanding Restricted Stock of its intention to do so and of the proposed method of distribution of such securities. Upon the written request of any such holder, received by the Company within 30 days after the giving of any such notice by the Company, to register its Restricted Stock, the Company will use its best efforts to cause the Restricted Stock to be included in the securities to be covered by the registration statement proposed to be filed by the Company, all to the extent and under the conditions that such registration is permitted under the Securities Act. In the event that any registration pursuant to this Section 4 shall be, in whole or in part, an underwritten public offering of Common Stock, the number of shares of Restricted Stock to be included in such an underwriting may be reduced or excluded partially or completely (pro rata among the requesting holders based upon the number of shares of Restricted Stock owned by such holders) if and to the extent that the managing underwriter shall be of the opinion that the inclusion of some or all of the Restricted Stock would adversely affect the marketing of the securities to be sold by the Company therein, provided, however, that, if any shares are to be included in such underwriting for the account of any person other than the Company or requesting holders of Restricted Stock, the number of shares of Restricted Stock to be included in such underwriting shall not be reduced to a number which represents a percentage of the total number of shares of Restricted Stock as to which registration has been requested that is less than the highest percentage of shares being included in the underwriting for the account of any person who is not a holder of Restricted Stock (based on the number of shares as to which such person has requested registration). Notwithstanding the foregoing provisions, the Company may withdraw and delay for a reasonable period of time any registration statement referred to in this Section 4 without thereby incurring any liability to the holders of Restricted Stock.

5. Registration Procedures. If and whenever the Company receives a request pursuant to the provisions of Section 4 to effect the registration of Restricted Stock under the Securities Act, the Company will, as expeditiously as possible:

a. prepare and file with the Commission a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective until the earlier of such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement or the expiration of 60 days after such registration statement becomes effective (such period of 60 days to be extended one day for each day or portion thereof during such period that such registration statement shall be subject to any stop order suspending the effectiveness of the registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Restricted Stock included in such registration statement for sale in any jurisdiction);

b. prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period specified in Section 5(a) above and comply with the provisions of the Securities Act with respect to the disposition of all Restricted Stock covered by such registration statement in accordance with the sellers’ intended method of disposition set forth in such registration statement for such period;

c. furnish to each seller of Restricted Stock and to each underwriter such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus) as such persons reasonably may request in order to facilitate the public sale or other disposition of the Restricted Stock covered by such registration statement;

d. use its best efforts to register or qualify the Restricted Stock covered by such registration statement under the securities or “blue sky” laws of such jurisdictions as the sellers of Restricted Stock or, in the case of an underwritten public offering, the managing underwriter reasonably shall request, provided, however, that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

e. use its best efforts to list the Restricted Stock covered by such registration statement with any securities exchange or automated quotation system on which the Common Stock of the Company is then listed;

f. immediately notify each seller of Restricted Stock and each underwriter under such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event of which the Company has knowledge as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing. The sellers of Restricted Stock agree upon receipt of such notice forthwith to cease making offers and sales of Restricted Stock pursuant to such registration statement or deliveries of the prospectus contained therein for any purpose until the Company has prepared and furnished such amendment or supplement to the prospectus as may be necessary so that, as thereafter delivered to purchasers of such Restricted Stock, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

g. if the offering is underwritten, at the request of any seller of Restricted Stock, use its best efforts to furnish on the date that Restricted Stock is delivered to the underwriters for sale pursuant to such registration: (i) an opinion of counsel representing the Company for the purposes of such registration, dated such date and addressed to the underwriters and to such seller, stating that such registration statement has become effective under the Securities Act and that (A) to the best knowledge of such counsel, no stop order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act, (B) the registration statement, the related prospectus and each amendment or supplement thereof comply as to form in all material respects with the requirements of the Securities Act (except that such counsel need not express any opinion as to financial statements and the notes thereto and the schedules and other financial and statistical data contained therein) and (C) to such other effects as reasonably may be requested by counsel for the underwriters or by such seller or its counsel and (ii) a letter dated such date from the independent public accountants retained by the Company, addressed to the underwriters and to such seller, stating that they are independent public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements of the Company included in the registration statement or the prospectus, or any amendment or supplement thereof, comply as to form in all material respects with the applicable accounting requirements of the Securities Act, and such letter shall additionally cover such other financial matters (including information as to the period ending no more than five (5) business days prior to the date of such letter) with respect to such registration as such underwriters reasonably may request; and

h. make available for inspection upon reasonable notice during the Company’s regular business hours by each seller of Restricted Stock, any underwriter participating in any distribution pursuant to such registration statement, and any attorney, accountant or other agent retained by such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement.

The period of distribution of Restricted Stock in a firm commitment underwritten public offering shall be deemed to extend until each underwriter has completed the distribution of all securities purchased by it, and the period of distribution of Restricted Stock in any other registration shall be deemed to extend until the earlier of the sale of all Restricted Stock covered thereby and sixty (60) days after the effective date thereof.

In connection with each registration hereunder, the sellers of Restricted Stock shall (a) provide such information and execute such documents as may reasonably be required in connection with such registration, (b) agree to sell Restricted Stock on the basis provided in any underwriting arrangements and (c) complete and execute all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements, which arrangements shall not be inconsistent herewith.

In connection with each registration pursuant to Section 4 covering an underwritten public offering, the Company and each seller agree to enter into a written agreement with the managing underwriter selected by the Company in such form and containing such provisions as are customary in the securities business for such an arrangement between such underwriter and companies of the Company’s size and investment stature.

6. Expenses. All expenses incurred by the Company in complying with Section 4 (but only in the proportion that the number of shares of Investors’ Restricted Stock being so registered bears to the total number of shares of Common Stock being registered), including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees and expenses (including counsel fees) incurred in connection with complying with state securities or “blue sky” laws, fees of the National Association of Securities Dealers, Inc., transfer taxes, fees of transfer agents and registrars, and the reasonable fees and disbursements of one counsel for the sellers of Restricted Stock selected by the holders, and underwriting discounts and selling commissions applicable to the sale of Restricted Stock (the “Registration and Selling Expenses”) shall be borne by the sellers of Restricted Stock.

All Registration and Selling Expenses in connection with each registration statement under Section 4 shall be borne by the participating sellers in proportion to the number of shares sold by each, or by such participating sellers other than the Company (except to the extent the Company shall be a seller) as they may agree.

7. Indemnification and Contribution.

a. In the event of a registration of any of the Restricted Stock under the Securities Act pursuant to Section 4, the Company will indemnify and hold harmless each seller of such Restricted Stock thereunder and such seller’s agents, employees, directors and officers, each underwriter of such Restricted Stock thereunder and each other person, if any, who controls such seller or underwriter within the meaning of the Securities Act (“Seller Indemnitees”), against any losses, claims, damages or liabilities, joint or several, to which the Seller Indemnitees may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Restricted Stock was registered under the Securities Act pursuant to Section 4, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will pay the reasonable legal fees and other expenses of each of the Seller Indemnitees incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in reliance upon and in conformity with information furnished by an authorized officer of any such seller of Restricted Stock acting on behalf of any of the Seller Indemnitees in writing by an authorized officer of the seller of Restricted Stock or by an officer or duly authorized agent or employee of such seller of Restricted Stock specifically for use in such registration statement or prospectus.

b. In the event of a registration of any of the Restricted Stock under the Securities Act pursuant to Section 4, each seller of such Restricted Stock thereunder, severally and not jointly, will indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of the Securities Act, each officer of the Company who signs the registration statement, each director of the Company, each underwriter and each person who controls any underwriter within the meaning of the Securities Act (“Company Indemnitees”), against all losses, claims, damages or liabilities, joint or several, to which any of the Company Indemnitees may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Restricted Stock was registered under the Securities Act pursuant to Section 4, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will pay the reasonable legal fees and other expenses of each of the Company Indemnitees incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that such seller will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information furnished in writing to the Company by an authorized officer of such seller specifically for use in such registration statement or prospectus.

c. Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect to such action is to be made against the indemnifying party hereunder, notify the indemnifying party in writing of such action, but the omission so to notify the indemnifying party shall not relieve it from any liability that it may have to such indemnified party other than under this Section 7 and shall only relieve it from any liability that it may have to such indemnified party under this Section 7 if and to the extent the indemnifying party is prejudiced by such omission. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel satisfactory to the Company, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 7 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof; provided, however, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select a separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred, it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel as required by the local rules of such jurisdiction) at any time for all such indemnified parties.

d. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

8. Changes in Common Stock. If, and as often as, there is any change in the Common Stock by way of a stock split, stock dividend, combination or reclassification, or through a merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions hereof so that the rights and privileges granted hereby shall continue with respect to the Common Stock as so changed.

9. Rule 144 Reporting and Rule 144A Information. With a view to making available the benefits of Rules 144 and 144A, the Company will:

(a) at all times after ninety (90) days after any registration statement covering a public offering of securities of the Company under the Securities Act shall have become effective:

(i) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

(ii) use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(iii) furnish to each holder of Restricted Stock forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of such Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as such holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such holder to sell any Restricted Stock without registration; and

(b) at any time, at the request of any holder of shares of Restricted Stock, make available to such holder and to any prospective Authorized Transferee of Warrant or shares of Restricted Stock the information concerning the Company described in Rule 144A(d)(4) under the Securities Act.

10. Representations and Warranties of the Company. The Company represents and warrants to the Investors as follows:

(a) The execution, delivery and performance of this Agreement by the Company have been duly authorized by all requisite corporate action and will not cause a material violation of any provision of any law applicable to the Company, any order of any court or other agency of government applicable to the Company, the Articles of Incorporation or By-laws of the Company or any provision of any indenture, agreement or other instrument to which it or any or its properties or assets is bound, conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Company.

(b) This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, subject to laws of general application from time to time in effect affecting creditors’ rights and the exercise of judicial discretion in accordance with general equitable principles.

11. Miscellaneous.

(a) All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including without limitation transferees of any Restricted Stock), whether so expressed or not, provided, however, that piggyback registration rights conferred in Section 4 on the Investors shall only inure to the benefit of an Authorized Transferee.

(b) All notices, requests, consents and other communications hereunder shall be in writing and shall be mailed by certified or registered mail, return receipt requested, postage prepaid, sent by Federal Express or other recognized overnight courier service, or transmitted by facsimile, e-mail or other electronic means, addressed, if to the Company, at its principal office and if to any holder of Restricted Stock, to such holder’s address as shown on the records of the Company, or, in any case, at such other address or addresses as shall have been furnished in writing to the Company (in the case of a holder of Restricted Stock) or to the holders of Restricted Stock (in the case of the Company) in accordance with the provisions of this Section 11(b). Each such notice, request, consent or other communication shall be treated as effective or having been given (i) when delivered in person, or (ii) three business days after being mailed by certified or registered mail, return receipt requested, (iii) one business day after being sent by a recognized overnight courier service or (iv) when transmitted by facsimile, e-mail or other electronic means, provided that the sender receives confirmation of receipt, addressed as aforesaid.

(c) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, except with respect to Delaware conflict of laws rules or doctrines.

(d) This Agreement may not be amended or modified, and no provision hereof may be waived, without the written consent of the Company and the Investors.

(e) This Agreement may be executed in one or more counterparts, including counterparts executed by facsimile, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. In proving this Agreement it shall not be necessary to produce or account for more than one such counterpart executed by the party against whom enforcement is sought.

(f) If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement unless the effect thereof would be to alter materially the effect of this Agreement, and this Agreement (if not so altered) shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.

(g) This Agreement and the rights granted herein shall terminate on the date after which holders of Restricted Stock may dispose of all shares of such stock.

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IN WITNESS WHEREOF, the Company and the Investors have executed this Agreement, under seal, as of the day and year first above written.

DOVER SADDLERY, INC.

By:
Name:
Title:

INVESTORS:

BCA MEZZANINE FUND, L.P.

By: BCA MEZZANINE PARTNERS, LLC

Its General Partner

By:
Name: Gregory F. Mulligan
Title: Managing Member

CEPHAS CAPITAL PARTNERS, L.P.
By:	Cephas, LLC
Its:	General Partner
By:

Clint W. Campbell Managing Member

SEED VENTURES, LP
By: Its:	SEED Venture Finance, LLC General Partner
By:

Thomas A. Wooters, Jr.
Manager

EXHIBIT A

Investors

BCA MEZZANINE FUND, L.P.
CEPHAS CAPITAL PARTNERS, L.P.
SEED VENTURES, LP